  Exhibit 99.1

RumbleOn Reports Third Quarter 2019 Results

DALLAS - RumbleOn (NASDAQ: RMBL), the-ecommerce company using innovative technology to simplify how dealers and consumers buy, sell, trade or finance pre-owned vehicles, today announced financial results for the three months ended September 30, 2019. Operating results can be found by accessing the Company’s shareholder letter posted on its investor relations website at https://investors.rumbleon.com/.

“We have diligently deployed resources across the platform to capture this massive market opportunity and we have scaled much faster than other companies in the space. We believe that we have demonstrated our ability to drive massive growth, and will continue to make enhancements across the business as we accelerate our sales mix to consumers, and focus on profitable growth,” said RumbleOn CEO Marshall Chesrown. “Additionally, we recently expanded our leadership team with two key hires, VP of Strategy and Business Development and Director of Technology. We have the team and tools in place to execute on our learnings in the past two years and deploy a focused strategy as we head into the seasonally strong months in early 2020,” concluded Chesrown.

Conference Call Details
RumbleOn’s management will host a conference call to discuss its financial results on Wednesday, November 13, 2019 at 8:30 a.m. Eastern Time. A live webcast of the call can be accessed from RumbleOn’s Investor Relations website. An archived version will be available on the website after the call. Investors and analysts can participate in the conference call by dialing (877) 273-6127, or (647) 689-5394 for callers outside of North America (conference ID: 9688302). A telephonic replay will be available for seven days, beginning two hours after the call. To listen to the replay please dial (800) 585-8367, or (416) 621-4642 for callers outside North America (conference ID: 9688302).

About RumbleOn
RumbleOn (NASDAQ: RMBL) is an e-commerce company that uses innovative technology to simplify how dealers and customers buy, sell, trade, or finance pre-owned vehicles through RumbleOn’s 100% online marketplace. Leveraging its capital-light network of 17 regional partnerships and innovative technological solutions, RumbleOn is disrupting the old-school pre-owned vehicle supply chain by providing users with the most efficient, timely and transparent transaction experience. For more information, please visit http://www.rumbleon.com.

Forward-Looking Statements
This press release may contain “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s SEC filings, as may be updated and amended from time to time. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations:
The Blueshirt Group
Whitney Kukulka
investors@rumbleon.com

Press Contact:
RumbleOn
Martin McBride
martin@rumbleon.com

Source: RumbleOn, Inc.